EXHIBIT 10.53


                      FORM OF LICENSED DEVELOPER AGREEMENT

       LICENSED DEVELOPER AGREEMENT, entered into as of the 15th day of October, 2002 (the "Agreement" or "LDA"), by and between SONY COMPUTER ENTERTAINMENT AMERICA INC., with offices at 919 E. Hillsdale Boulevard, Foster City, CA 94404 (hereinafter "SCEA"), and Ignition USA with offices at 1701 E. Lake Avenue, #305, Glenview, IL 60025 (hereinafter "Developer").

       WHEREAS, SCEA and/or affiliated companies have developed a CD-based interactive console for playing video games and for other entertainment purposes known as the PIayStation(R) game console (hereinafter referred to as the "Player") and also own or have the right to grant licenses to certain intellectual property rights used in connection with the Player.

       WHEREAS, Developer desires to be granted a nonexclusive license to use Sony Materials to develop Licensed Products (as defined below) or portions thereof and/or obtain Development Tools (as defined below) from SCEA pursuant to the terms and conditions set forth in this Agreement.

       WHEREAS, SCEA is willing, on the terms and subject to the conditions of this Agreement, to grant Developer the desired non-exclusive license to use Sony Materials to develop and/or test Licensed Products (or portions thereof) and provide Development Tools to Developer in accordance with the terms and conditions of this Agreement.

       NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Developer and SCEA hereby agree as follows:

       1.    Definition of Terms.

       1.1 "Affiliate of SCEA" means, as applicable, either Sony Computer Entertainment Inc. in Japan, Sony Computer Entertainment Europe in the United Kingdom or such other Sony Computer Entertainment entity as may be established by Sony Computer Entertainment Inc. from time to time.

       1.2 "Development Site(s)" means the site or sites set forth in Exhibit A or which have been otherwise notified to SCEA in writing as locations where Developer is authorized to develop Executable Software, subject to the restrictions set forth in this Agreement. In no event shall the location of an unlicensed developer be designated a Development Site and Developer shall bear all risks, liability and responsibility relating to any development by an unlicensed developer.

       1.3 "Development Tools" means the Hardware Tools, Software Tools and Documentation leased and licensed by SCEA to Developer pursuant to this Agreement for use in the development of Executable Software.

       1.4 "Documentation" means any document, including but not limited to the SourceBook, Tool Catalog and electronic communications including those via the Internet (e.g., BBS postings) regarding usage of the Hardware Tools or the Software Tools and provided by SCEA or an Affiliate of SCEA to the Developer in writing, on floppy discs, on CD-ROM discs or through electronic media.

       1.5 "Executable Software" means Developer's object code software which includes Licensed Developer Software and any software (whether in object code or source code form) provided directly or indirectly by SCEA or an Affiliate of SCEA which is intended to be combined with Licensed Developer Software for execution on the Player and has the ability to communicate with the software resident in the Player.

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       1.6   "Hardware  Tools" means the hardware  components of the Development
Tools described in the SourceBook, Tool Catalog or other Documentation which were developed by SCEA or an Affiliate of SCEA for use in the creation of Executable Software and shall include any revised, updated, modified or enhanced version of the whole or any of the components thereof and any subsequently added peripheral components) or device(s).

       1.7 "Intellectual Property Rights" means, by way of example but not by way of limitation, all current and future worldwide patents and other patent rights, copyrights, trademarks, service marks, trade names, trade dress, mask work rights, trade secret rights, technical information, know-how, and the equivalents of the foregoing under the laws of any jurisdiction, and all other proprietary or intellectual property rights throughout the universe, including without limitation all applications and registrations with respect thereto, and all renewals and extensions thereof.

       1.8 "Licensed Developer" means any developer which is licensed by SCEA or an Affiliate of SCEA to develop Licensed Products pursuant to a valid and then current Licensed Developer Agreement.

       1.9 "Licensed Developer Agreement" or "LDA" means a valid and current agreement or renewal thereof between a Licensed Developer and SCEA, or an equivalent such agreement between a Licensed Developer and an Affiliate of SCEA (eg., the LDA with SCEE).

       1.10 "Licensed Developer Software" means Licensed Developer's application source or object code and data (including audio and video material) developed by a Licensed Developer in accordance with its LDA, which, either by itself or combined with other Licensed Developer Software, when integrated with any software (whether in object code or source code form) provided by SCEA or an Affiliate of SCEA, creates Executable Software.

       1.11 "Licensed Products" means the Executable Software (which may be combined with Executable Software of another Licensed Developer) which has been approved by SCEA in accordance with the terms and conditions of a Licensed Publisher Agreement, and which is embodied on CD-ROM media in the form of PIayStation Discs.

       1.12 "Licensed Publisher" means any publisher which is licensed by SCEA or an Affiliate of SCEA to publish, have manufactured, market, distribute and sell Licensed Products pursuant to a valid and then current Licensed Publisher Agreement.

       1.13 "Licensed Publisher Agreement" or "LPN' means a valid and current agreement or renewal thereof between a Licensed Publisher and SCEA or an equivalent such agreement between Publisher and an Affiliate of SCEA (e.g. the LPA with SCEE).

       1.14 "Licensed Territory" means the United States ( chiding its possessions and territories), Canada, Mexico and Latin America, as may be modified and/or supplemented by SCEA from time to time pursuant to Section 4.5 below.

       1.15 "Licensed Trademarks" means the trademarks, service marks, trade dress and logos designated by SCEA in the SourceBook or other documentation provided by SCEA to Developer. Nothing contained in this Agreement shall in any way grant Developer the right to use the trademark "Sony" in any manner as a trademark, trade name, service mark or logo. SCEA may amend such Licensed Trademarks from time to time in the SourceBook or other documentation provided by SCEA to Developer or upon written notice to Developer.

       1.16 "PlayStation Discs" means distinctive black PlayStation interactive software CD-ROM discs compatible with the Player which are manufactured on behalf of a Licensed Publisher and contain the Licensed Product.

       1.17 "Software Tools" means the software components of the Development Tools described in the SourceBook, Tool Catalog or other Documentation which were developed by SCEA or an Affiliate of SCEA for use in the creation of Executable Software and which may be provided to the Developer by SCEA on floppy discs, CDROM discs or through electronic media and shall also include any revised, updated, modified or enhanced version of the whole or of any of the parts thereof.

       1.18 "Sony Materials" means any hardware, data, object code, source code, documentation (or any part(s) of any of the foregoing), including without limitation any portion or portions of the Development Tools, which are provided or supplied by SCEA or an Affiliate of SCEA to Developer or any Licensed Publisher and/or other Licensed Developer.

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       1.19  "SourceBook"  means the  SourceBook (or any other  reference  guide containing information similar to the SourceBook but designated with a different name) prepared by SCEA, which is provided separately to Developer. The SourceBook is designed to serve as the first point of reference by Developer in every phase of the development and approval of Licensed Products.

       1.20 "Tool Catalog" means the PIayStation Development Tool Catalog prepared by SCEA and provided separately to the Developer which contains a description of the Development Tools and current pricing.

       2.    License Grant and Provision of Development Tools.

       2.1 License. SCEA hereby grants to Developer, and Developer hereby accepts, for the term of this Agreement, within the Licensed Territory, under Intellectual Property Rights owned or licensed by SCEA, a non-exclusive, non-transferable license, without the right to sublicense (except as specifically provided herein): (i) to use the object and source code version of any Sony Materials (including without limitation, the Development Tools) in accordance with the terms of this LDA internally as may reasonably be necessary to develop Licensed Products (or portions of Licensed Products including, but not limited to audio and video components thereof) which have been previously approved for development ay SCEA; and (ii) to sublicense or provide Executable Software in accordance with the terms of this LDA to those Licensed Publishers, Licensed Developers and/or subcontractors which comply with the criteria set forth in Section 4.4, and/or (iii) to use Development Tools and other Sony Materials in accordance with the terms of this LDA to test Licensed Products on behalf of Licensed Developers or Licensed Publishers.

       2.2 Software Tools. SCEA hereby agrees to provide to Developer, and Developer hereby accepts, for the term and subject to the conditions set forth herein, the non-exclusive and non-transferable (except as specifically provided herein) license to use the Software Tools and any related Documentation.
Developer will not, except as provided herein, permit, directly or indirectly, any third party to use all or any part of the Software Tools or the Documentation. Developer will only use the Software Tools internally (or, as provided herein, externally pursuant to an agreement with another Licensed Developer) for the sole purpose of developing or testing the Executable Software (or portions thereof) in accordance with this LDA, and will only use the Documentation supplied with the Software Tools to support such efforts. Developer shall not sell, lease, license or otherwise transfer or dispose of the Software Tools, or permit any lien or other encumbrance with respect to the Software Tools.

       Developer shall not make any alterations, additions or modifications to the Software Tools without the written permission of SCEA in its discretion, and, if such permission is granted, Developer shall thereby grant to SCEA a perpetual, non-exclusive license, with right to sublicense such alterations, additions or modifications. Developer shall execute such additional documents as are reasonably necessary to effectuate any such license. Developer may create its own tools and/or utilities for use in conjunction with the Software Tools, and may license, distribute and/or sell such tools or utilities to others, provided that such tools or utilities and related documentation, if any, (i) shall not incorporate or be derivative of any portion whatsoever of the Software Tools or the Documentation or any other Sony Materials or Intellectual Property Rights of SCEA, and (ii) shall be offered by Developer to SCEA on terms not less favorable than those offered to any other person; and provided further that any assignment, license or transfer by Developer of its rights in such tools and/or utilities to any third party shall be subject to Developer's obligations herein, and Developer shall be responsible for any violation of the terms of this Agreement by such third party.

       2.3 Hardware Tools. SCEA hereby agrees to lease to Developer, and Developer hereby accepts, for the term and subject to the conditions set forth herein, the Hardware Tools, and to provide to Developer the nonexclusive and non-transferable (except as specifically provided herein) license to use the Intellectual Property Rights contained in the Hardware Tools and any related Documentation. Developer will only use the Hardware Tools internally (or, as provided herein, externally pursuant to an agreement with another Licensed Developer) for the sole purpose of developing or testing the Executable Software (or portions thereof) in accordance with this LDA, and will only use the Documentation supplied with the Hardware Tools to support such efforts. SCEA shall retain title to the Hardware Tools, and Developer agrees to keep such Hardware Tools free of all security interests, liens and other encumbrances. Developer will not, except as provided herein, permit, directly or indirectly, any third party to use all or any part of the Hardware Tools. Developer shall not sell, lease, copy or otherwise transfer or dispose of the Hardware Tools. Developer shall not make any alterations, additions or modifications to the Hardware Tools without the written permission of SCEA in its discretion.

       2.4 Technical Support. SCEA shall provide to Developer such technical support as may be reasonably necessary to effectuate the license set forth in
Section 2.1 above. Unless otherwise determined by SCEA, the consideration for Development Tools set forth in Section 3.1 shall include the cost of such technical support.

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       2.5   Development Tools Previously Leased or Licensed to Developer.  Upon
full execution of this LDA by Developer and SCEA, any Development Tools previously leased or licensed to Developer pursuant to an Original Developer Agreement, Original Developer License Agreements or any other agreement between SCEA and Developer shall be considered Development Tools under this Agreement, and the terms and conditions of this Agreement shall apply to such previously leased or licensed Development Tools as if such Development Tools were leased or licensed hereunder. In addition, any Development Tools which Developer has obtained from another Licensed Developer or Licensed Publisher or from a third party prior to execution of this LDA shall, upon execution of this LDA, be considered Development Tools under this Agreement, and the terms and conditions of this Agreement shall apply to such Development Tools as if such Development Tools were leased or licensed hereunder.

       3.    Consideration and Delivery.

       3.1 Consideration. SCEA agrees to provide such number of copies of the Software Tools, Documentation and other Sony Materials and provide such number of units of the Hardware Tools as Developer may reasonably request, subject to availability, during the term of this Agreement. The amount to be paid by Developer for each such copy and/or unit shall be set forth in the Tool Catalog or other documentation provided by SCEA, and shall include an up-front lease payment for the Hardware Tools, a license fee for Software Tools and Documentation, which Software Tools and Documentation may be provided at the time of payment or thereafter, and additional license fees for use of Technical Support and Sony Materials (collectively, the "Tool Payment"). The Tool Payment for Development Tools may be changed by SCEA from time to time in connection with the order of additional Development Tools without notice to Developer. Any Tool Payments are exclusive of any withholding taxes or other assessments which may be imposed by any governmental authority or any other U.S. or foreign federal, state or local sales or value-added tax, use or excise tax, customs duties or other similar taxes or duties, which SCEA may be required to collect or pay. Developer shall be solely responsible for the payment or reimbursement of any such taxes, fees and other such charges or assessments applicable to the payment by Developer of any such Tool Payment. In addition, Developer shall pay or reimburse SCEA for all personal property taxes or similar charges, however imposed, on the lease, license, use and possession of the Development Tools during the term of this Agreement. All Tool Payments must be paid in full prior to shipment of any Development Tools. If permitted by SCEA, SCEA may at its sole discretion extend credit terms and limits to Developer. SCEA may also at any time revoke such credit terms and limits as extended. If Developer qualifies for such credit terms, then orders will be invoiced upon shipment and each invoice will be paid within thirty (30) days of the date of the invoice. All overdue sums owed or otherwise payable to SCEA under this Section 3 hereto shall bear interest at the rate of one and one-half (1- %%) percent per month, or such lower rate as may be the maximum rate permitted under applicable law, from the date upon which payment of the same shall first become due up to and including the date of payment thereof whether before or after judgment. Developer shall be additionally liable for all of SCEA's costs and expenses of collection, including, without limitation, reasonable fees for attorneys and court costs.

       3.2 Delivery. Within a reasonable time after receipt of the applicable Tool Payment and subject to availability, SCEA shall deliver the Development Tools and any other Sony Materials to Developer at Developer's principal place of business or at a separate Development Site notified to SCEA in writing. Developer shall bear all transport costs, including but not limited to, any insurance costs, related thereto and risk of loss or damage in transit to any and all of the Development Tools shall vest in Developer immediately upon delivery to the carrier.

       4.    Limitations on Licenses; Reservation of Rights.

       4.1 Reverse Engineering Prohibited. Developer hereby agrees not to directly or indirectly disassemble, decrypt, electronically scan, peel semiconductor components, decompile, or otherwise reverse engineer in any manner or attempt to reverse engineer or derive source code from, all or any portion of the Sony Materials (whether or not all or any portion of the Sony Materials are integrated with the Licensed Developer Software), or permit or encourage any third party to do so. Developer shall not use, modify, reproduce, sublicense, distribute, create derivative works from, or otherwise provide to third parties, the Sony Materials, in whole or in part, other than as expressly permitted by this Agreement. The burden of proof under this Section shall be on Developer, and SCEA reserves the right to require Developer to furnish evidence satisfactory to SCEA that this Section has been complied with.

       4.2 Reservation of SCEA's Rights. The licenses granted in this Agreement extend only to development and/or testing of Executable Software (or portions thereof) and/or Licensed Products for use on the Player, in such format as may be designated by SCEA. Without limiting the generality of the foregoing and except as otherwise provided herein, Developer shall not have the right to publish, manufacture, market, promote, distribute, sell or transmit the Executable Software or the Licensed Products in any manner (to the extent each includes Sony Materials), including, but not limited to, via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwave and/or radio waves, or over a network of interconnected computers or other devices. This

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Agreement does not grant any right or license,  under any Intellectual  Property
Rights of SCEA or otherwise, except as expressly provided herein, and no other right or license is to be implied by or inferred from any provision of this Agreement or the conduct of the parties hereunder. Developer shall not make use of any of the Development Tools, other Sony Materials and/or any Intellectual Property Rights or Licensed Trademarks thereto (or any portion thereof) except as authorized by and in compliance with the provisions of this Agreement or as may be otherwise expressly authorized in writing by SCEA. No right, license or privilege has been granted to Developer hereunder concerning the development of any collateral product or other use or purpose of any kind whatsoever which displays or depicts any of the Licensed Trademarks.

       4.3 Reservation of Developer's Rights. Separate and apart from Sony Materials licensed to Developer hereunder, Developer (or a Licensed Publisher, as determined between Developer and such Licensed Publisher) retains all rights, title and interest in and to the Licensed Developer Software, including without limitation, Developer's (or Licensed Publisher's) Intellectual Property Rights therein, as well as all of Developer's (or Licensed Publisher's) rights in any source code and other underlying material such as artwork and music related thereto, created by Developer (or Licensed Publisher) and contained therein, and nothing in this Agreement shall be construed to restrict the right of Developer to develop products incorporating the Licensed Developer Software and such underlying material (separate and apart from the Sony Materials) for any hardware platform or service other than the Player.

       4.4 Third Party Development and Publication. Developer may develop and/or test Licensed Products (or portions thereof) under contract for a third party, provided that such third party is: (i) an authorized Licensed Publisher of SCEA, or (ii) an authorized Licensed Developer of SCEA, or (iii) an authorized subcontractor that is in compliance with the provisions of Section
16.5. Developer shall notify SCEA in writing of the identity of any such third party within thirty (3t)) days of entering into an agreement or other arrangement with the third party. Developer shall have the responsibility for determining that such third parties meet the criteria set forth herein. Developer shall not have the right to develop, publish, manufacture, have manufactured, market, promote, distribute, sell or transmit Sony Materials, the Executable Software and/or the Licensed Products in any manner unless Developer meets the criteria set forth in this Section or directly enters into a Licensed Publisher Agreement with SCEA. It shall be considered a material breach of this LDA for Developer to provide Development Tools or other Sony Materials to an unlicensed publisher, developer or other third party.

       4.5 Additions to and Deletions From Licensed Territory. SCEA may, from time to time, add one or more countries to the Licensed Territory by providing written notice of such addition to Developer. SCEA shall also have the right to delete, and intends to delete any country or countries from the Licensed Territory it in SCEA's reasonable judgment, the laws or enforcement of such laws in such country or countries do not protect SCEA's Intellectual Property Rights. In the event a country is deleted from the Licensed Territory, SCEA shall deliver to Developer a notice stating the number of days within which Developer shall cease exercising such licenses in the deleted country or countries, including but not limited to retrieving Development Tools from any such country. Developer agrees to cease exercising such licenses, directly or through subcontractors, in such deleted country or countries, by the end of the period stated in such notice.

       4.6 Prohibition on Export. Developer shall not export, directly or indirectly, any Development Tools outside of the Licensed Territory. In addition, Developer certifies that it shall not export, directly or indirectly, any Development Tools in violation of U.S. law and regulations. If for any reason SCEA in writing permits Developer to export Development Tools outside of the Licensed Territory, Developer shall be exporter of record and shall be solely responsible for the obtaining of the compliance with any required export licenses. Developer certifies that the Development Tools will not be resold or delivered, directly or indirectly, to entities located in destinations where SCEA's Intellectual Property Rights will not be protected, as provided in
Section 4.5 above, or to destinations prohibited under U.S. laws and regulations or resold or delivered, directly or indirectly, to nationals or residents from those destinations. The prohibited destinations and nationals include: (i) Cuba, Iran, Iraq, Libya, North Korea, Sudan or Syria or any other countries that are subsequently declared prohibited destinations under such laws or regulations;
(ii) anyone on the U.S. Commerce Department's Table of Denial Orders or U.S. Treasury Department's list of Specially Designated Nationals; or (iii) otherwise in violation of any restrictions, laws or regulations of any United States or foreign agency or authority. Prohibited sales may subject Developer to fines and imprisonment under applicable U.S. law. Violation of this certification will result in the termination for cause of this Agreement and ail licenses granted hereunder from SCEA to Developer, as set forth in Section 14.2 hereto. In addition, Developer shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings and registrations as may be necessary or advisable for performance of all of the terms and conditions of this Agreement, including, but not limited to, foreign exchange approvals, import and offer agent licenses, fair trade approvals and all approvals which may be required to realize the purposes of this Agreement. Developer agrees to the foregoing and warrants that it is not located in, under the control of, or a national or a resident of any such prohibited country or on any such prohibited party list.

       5.    Quality Standards for the Licensed Products.

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       5.1   Quality  Assurance  Generally.  The Licensed  Products,  including, without limitation, the contents and title of each of the Licensed Products, and/or Developer's use of any of the Licensed Trademarks, shall be subject to SCEA's prior written approval, which shall not be unreasonably withheld or delayed and which shall be within SCEA's sole discretion as to acceptable standards of quality. SCEA shall have the right at any stage of the development of the Licensed Product to review such Licensed Product to ensure that it meets SCEA's quality assurance standards. Developer agrees that all Licensed Products will be designed (if an original title for the Player) or modified (if a pre-existing title) to substantially utilize the particular capabilities of the Sony Materials and the Player, including but not limited to utilizing the software libraries and graphics capabilities of the Player.

       5.2   Product Proposal.

       5.2.1 Submission of Product Proposal. If Developer has not yet contracted with a Licensed Publisher for the creation of Licensed Developer Software, then before Developer commences programming of the Licensed Developer Software for each of the Licensed Products, Developer shall submit to SCEA, for SCEA's written approval or disapproval (which shall not be unreasonably withheld or delayed), a written proposal (the "Product Proposal") in accordance with the procedures specified in the SourceBook. Such Product Proposal shall consist of a complete description of the proposed Licensed Product and such other information specified in the SourceBook, including but not limited to the scheduled and/or anticipated delivery date of final Executable Software, as well as any additional information that SCEA may deem to be useful in evaluating the proposed Licensed Product, which may include samples of past work.

       5.2.2 Approval of Product Proposal. After SCEA's review of Developer's Product Proposal, Publisher will receive written notice of the following possible statuses: (i) Approved; (ii) Conditional Approval; (iii) Resubmission Requested; or (iv) Not Approved. Such statuses shall have the meaning ascribed to them in the SourceBook, and may be changed from time to time by SCEA in subsequent versions of the SourceBook. Any requested resubmissions shall be made at Developer's cost. If a Product Proposal is "Not Approved," then Developer cannot re-submit such Product Proposal without significant, substantive revisions. In addition, if a Product Proposal as submitted by any Licensed Developer or Licensed Publisher is "Not Approved" by SCEA, it cannot be resubmitted by another Licensed Developer or Licensed Publisher without significant, substantive revisions. Developer shall notify SCEA promptly in writing in the event of any material proposed change in any portion of the Product Proposal. SCEA's approval of a Product Proposal shall not obligate
Developer to continue with development or production of the proposed Licensed Product, provided that Developer must immediately notify SCEA in writing if it discontinues, cancels or otherwise delays past the original scheduled delivery date the development of any proposed Lice Product. In addition, Developer shall immediately notify SCEA if it has entered into an agreement with a Licensed Publisher for the publication, marketing, distribution and sale of the proposed Licensed Product, and such Licensed Publisher's LPA shall govern the approval process of such Licensed Product after any such notification. SCEA shall have no obligation to approve any Product Proposal submitted by Developer, and any development conducted by or at the direction of Developer shall be at Developer's (or its Licensed Publisher's) own risk. Nothing herein shall restrict SCEA from commercially exploiting any coincidentally similar concept(s) and/or product(s) which have been independently developed by SCEA, an Affiliate of SCEA or any third party without reference to or reliance upon Developer's work.

       5.3 Review of Work-in-Progress. SCEA has the right pursuant to this Agreement to require Developer to submit to SCEA work-in-progress on the Licensed Product at certain intervals throughout the development of such Licensed Product and, upon written notice to Developer, at any time during the development process. Upon receipt by Developer of "Approved" or "Conditional Approval" status of the Licensed Product, Developer must, within the time frame indicated in the approval letter, communicate with SCEA and mutually agree on a framework for the review of such Licensed Product throughout the development process ("Review Process"). Once the Review Process has begun, Developer shall be responsible for submitting work-in-progress to SCEA in accordance with such Review Process. Failure to submit work-in-progress in accordance with any stage of the Review Process may, at SCEA's discretion, result in revocation of approval of such Licensed Product. SCEA shall have the right to approve, reject or require additional information with respect to each stage of the Review Process, which approval or rejection shall not be unreasonably withheld or delayed by SCEA. SCEA shall specify in writing the reasons for any such rejection or request for additional information and shall state what corrections and/or improvements are necessary. If any stage of the Review Process is not provided to SCEA or, after a reasonable cure period agreed to between SCEA and Developer, is not successfully met, SCEA shall have the right to revoke the approval of Developer's Product Proposal. No approval by SCEA of any particular stage of the Review Process shall be deemed an approval of any other stage, nor shall any such approval be deemed to constitute a waiver of any approval requirement with respect to any other stage or any of SCEA's rights under this Agreement. Licensed Products which are canceled by Developer or are late in meeting the Final Executable Software stage of the Review Process by more than three (3) months (without agreeing with SCEA on a modified Final Executable Software delivery date) are subject to re-submission of Product Proposal, in which event SCEA may re-approve or disapprove such Product Proposal. In addition, Developer must enter into an agreement with a Licensed Publisher for the publication of any Licensed Product or itself enter into an LPA with SCEA prior to the Final Executable Software submission date; failure of Developer to do so within a grace period of three (3) months after such date will subject Developer (or the succeeding Licensed Publisher) to the re-submission process set forth in the preceding sentence. The "Approved" or "Conditional Approval" status of the Product Proposal shall not be construed by Developer as full approval of all elements of such Licensed Product, or as a commitment by SCEA to grant final approval to the Licensed Product. Failure to make changes required by SCEA to the Licensed Product at any stage of the Review Process, or making material changes to the Licensed Product without SCEA's approval may, in addition to the provisions set forth in this Section, subject Developer to the termination provisions set forth in Section 14.3 hereto.

       5.4 Developer's Additional Quality Assurance Obligations. If at any time or times subsequent to SCEA's approval of the Executable Software as contemplated by the Licensed Publisher Agreement to be signed by Licensed Publishers, SCEA identifies any material bugs (such materiality to be determined by SCEA in its sole discretion) with respect to the Licensed Product (or portions thereto) or any material bugs are brought to the attention of SCEA or in the event that SCEA identifies any improper use of its Licensed Trademarks or other Sony Materials with respect to the Licensed Product or any such improper use is brought to the attention of SCEA, Developer shall, at no cost to SCEA, promptly correct any such material bugs, or improper Licensed Trademark or Sony Material use, to SCEA's commercially reasonable satisfaction, which may include, if necessary in SCEA's judgment, the recall and re-release of such Licensed Product. In the event any Units of any of the Licensed Products create any reasonable risk of loss or damage to any property or injury to any person, Developer shall immediately take effective steps or cooperate with the appropriate Licensed Publisher or Licensed Developer to take effective steps, at Developer's and/or Licensed Publisher's or Licensed Developer's sole liability and expense, to recall and/or to remove such defective Licensed Product from any affected channels of distribution.

       6.    Title to Development Tools.

       Subject to the rights granted by SCEA to Developer hereunder, all rights with respect to the Development `fools, including, without limitation, all of SCEA's Intellectual Property Rights therein, are and shall be the exclusive property of SCEA. Nothing herein shall give Developer any right, title or interest in or to the Development Tools (or any portion thereof), or any Intellectual Property Rights therein other than the right to use the Development Tools for the development of the Executable Software solely in accordance with the provisions of this Agreement. Developer shall not do or cause to be done any act or thing in any way impairing or tending to impair any of SCEA's rights, title and/or interests in or to the Development Tools (or any portion thereof).

       7.    Usage.

       7.1 Location and Access. Developer agrees to use and store the Sony Materials (including but not limited to the Development Tools in each instance used in this Section hereunder) at its principal place of business as set forth in Exhibit A hereto and such other places within the Licensed Territory of which Developer has notified SCEA in writing and which Developer may use as development sites (collectively, the "Development Sites"), and Developer shall insure that such Sony Materials are accessible only to those employees and subcontractors entitled to use such Sony Materials. Developer agrees to restrict access to the Sony Materials so that only those employees and subcontractors entitled to access to such Sony Materials pursuant to the terms of the Nondisclosure Agreement may see or use the Sony Materials. In the event that Developer wishes to change the Development Site, it shall obtain SCEA's prior written approval thereto in a form substantially similar to Exhibit B hereto. Developer shall affix to and maintain on the Hardware Tools, in a conspicuous location, a notice stating that certain elements of such hardware are owned by SCEA. In addition, Developer must preserve any other proprietary rights notices placed on the Sony Materials by SCEA and must place all such notices on any copies made as permitted by the terms hereof. Developer shall not transfer Development Tools to another Licensed Developer without SCEA's prior written approval, which shall not be unreasonably withheld and which shall be in the form substantially similar to Exhibit B hereto. Notwithstanding any other provisions of this Agreement, Developer shall not, directly or indirectly, provide any Development Tools to any person or entity outside of the Licensed Territory. Developer further agrees that it shall not, directly or indirectly, provide any Development Tools to any person or entity in any situation where Developer should know that such Development Tools will be exported outside of the Licensed Territory, pursuant to Section 4.6 of this Agreement. In the event that Developer desires to contract to develop Licensed Products with a Licensed Publisher or Licensed Developer outside of the Licensed Territory, Developer shall consult with SCEA and Affiliates of SCEA prior to contracting with any such Licensed Publisher or Licensed Developer. It shall be considered a material breach of this Agreement for Developer to send Development Tools to a location that has not been authorized by SCEA or outside of the Licensed Territory.

       7.2 Developer Designee. Developer agrees that the individual named in Exhibit A hereto shall act as the designated caretaker of the Sony Materials (the "Developer Designee"). The Developer Designee shall be responsible for receiving all Sony Materials, overseeing that the terms of this Section 7 are fulfilled and shall act as Developer's contact for matters related to the Sony

Materials. In the event that Developer wishes to appoint a new Developer Designee, it shall give SCEA written notice ten (10) days prior to the change.

       7.3 Copies. Developer agrees that it shall not make, nor allow anyone else to make, a copy of any Software Tools or Documentation; provided, however, that Developer may, without payment of any additional license fee, make one (1) copy of each set of Software Tools and Documentation licensed from SCEA for backup purposes only and if Software Tools and Documentation are provided via electronic media or means to Developer, Developer may make one (1) copy for each set of Hardware Tools which Developer possesses. In addition, if SCEA chooses to provide, or permits Developer to obtain, any Software Tools or Documentation via electronic media, Developer may copy such Software Tools and/or Documentation from the electronic media subject to any payment of the applicable fees for each such copy. Any copies permitted pursuant to the terms of this Section 7.3 shall be used pursuant to the terms and conditions hereof.

       7.4 Verification of Compliance, Inventory Reports and Inspections. Developer shall prepare and provide SCEA with an inventory report of Development Tools within thirty (30) days of each anniversary date of this Agreement, detailing each Development Tool by serial number and currant physical location. Developer agrees that authorized SCEA representatives may at any time or times inspect each Development Site, the Development Tools and copies of other Sony Materials and/or Confidential Information during Developer's normal business hours in order to verify that Developer is complying with its obligations under this Agreement.

       7.5 Care. Developer undertakes, at ail times to: (i) take all reasonable and proper care of the Hardware Tools; (ii) keep the Hardware Tools in good and serviceable condition; (iii) ensure the full compliance with all instructions relating to the maintenance, security or operation of the Hardware Tools; (iv) maintain and service with all due care the Hardware Tools at its expense in accordance with any reasonable written instructions given by SCEA;
(v) take all such further steps as are necessary to ensure that the Hardware Tools are safe and constituting no risk to the health or safety of any person or property; (vi) inform SCEA immediately of any failure or breakdown in the Hardware Tools howsoever caused. Ail risk of loss of the Hardware Tools, including without limitation due to then, shall be borne by Developer. In the event that the Development Tools or any portion thereof is lost, stolen or missing, Developer shall immediately notify SCEA; and if Developer later finds such Development Tools in the possession of a third party, Developer shall make every effort within its power to recover such Development Tools and/or to prevent further loss of such Development Tools. Developer hereby appoints SCEA as its attorney- in-fact to conduct or assist in the recovery of any lost, stolen or missing Development Tools.

       7.6 Limitation on Use. In developing and/or testing the Executable Software (or portions thereof), Developer shall fully comply in all respects with any and all technical specifications which may from time to time be issued by SCEA or forwarded by Licensed Publishers or other Licensed Developers to Developer at the instruction of SCEA. For purposes of this Agreement, such technical specifications, whenever issued, shall be deemed to be Documentation. Developer shall not develop or attempt to develop Executable Software other than by the use of (a) the Development Tools and/or those third party tools preauthorized by SCEA in writing on SCEA's bulletin board system (BBS) from time to time, (b) general purpose software packages (such as Deluxe Paint, Photoshop and the like),(c) tools created by the Developer itself without violating any provision of this or any other agreement with SCEA and/or (d) tools or utilities created by other Licensed Developers or third parties provided that Developer has obtained a license for such use and has advised SCEA in writing of each such tool or utility. Developer shall not use any of the above tools and/or software packages in a manner which would violate any provision of this or any other agreement with SCEA. Developer shall not transfer any tools created by Developer containing Sony Materials without the express written consent of SCEA.

       8.    Repairs and Enhancements.

       8.1 Notification of Defects. Developer will notify SCEA of any material errors, bugs or defects that Developer uncovers in the Development Tools, and in the event that within the first six (6) months of delivery of such Development Tools to Developer, such Development Tools are found to have such material errors, bugs or defects (not due to the negligence or fault of Developer), then SCEA shall make such efforts as SCEA in its discretion deems reasonable to fix such errors, bugs or defects in such Development Tools.

       8.2 Enhancements. During the term of this Agreement, SCEA will notify Developer if and when (i) any revised or updated version of the Software Tools or Documentation are generally released to SCEA's Developers and the terms of the license therefor, and Developer may license from SCEA such revisions or updates on such terms, and (ii) any updated, modified or enhanced version or component for the Hardware Tools are generally released to SCEA's Developers, and the terms of delivery therefor, and Developer shall be entitled to obtain from SCEA such update, modification, enhancement or component on such terms.

       9.    Representations and Warranties.

       9.1 Representations and Warranties of SCEA. SCEA represents and warrants solely for the benefit of Developer that SCEA has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder.

       9.2 Representations and Warranties of Developer. Developer represents and warrants that:

       (i) There is no threatened or pending action, suit, claim or proceeding alleging that the use by Developer of all or any part of the Licensed Developer Software or Product Proposals or any underlying work or content embodied there=in, or any name, designation or trademark used in conjunction with the Licensed Products infringes or otherwise violates any Intellectual Property Right or other right or interest of any kind whatsoever of any third party, or otherwise contesting any right, title or interest of Developer in or to the Licensed Developer Software or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Executable Software and/or Licensed Products;

       (ii) The Licensed Developer Software and Product Proposals and their contemplated use under this Agreement does not and shall not infringe any person's or entity's rights including without limitation, patents, copyrights including rights in a joint work, trademarks, trade dress, trade secret, rights of publicity, privacy, performance, moral rights, literary rights and any other third party right;

       (iii) Developer has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder;

       (iv) The making of this Agreement by Developer does not violate any separate agreement, rights or obligations existing between Developer and any other person or entity, and, throughout the term of this Agreement, Developer shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this Agreement;

       (v) Developer has not sold, assigned, leased, licensed or in any other way disposed of or encumbered the rights granted to Developer hereunder, including but not limited to the license to use the Development Tools in accordance with the terms and conditions set forth herein, and Developer will not sell, assign, lease, license or in any other way dispose of or encumber any of such rights;

       (vi) Developer shall not make any representation or give any warranty to any person or entity expressly or implicitly on SCEA's behalf, or to the effect that the Executable Software and/or Licensed Products are connected in any way with SCEA (other than that the Executable Software and/or Licensed Products have been developed under license from SCEA);

       (vii) In the event that Executable Software is delivered to Licensed Publishers or other Licensed Developers by Developer in source code form, all precautions must be taken by Developer to ensure the confidentiality of such source code;

       (viii) The Executable Software delivered to SCEA shall be in a commercially acceptable form, free of significant bugs, defects, time bombs or viruses, such that use of the software or Player would be disrupted, delayed, destroyed or rendered less than fully useful, and shall be fully compatible with the Player and any peripherals listed on the Licensed Product as compatible with the Licensed Product;

       (ix) All of the Licensed Products and/or Executable Software incorporated therein shall be developed by or at the direction of Developer in an ethical manner and in full compliance with all applicable federal, state, provincial, local and foreign laws and any regulations and standards promulgated thereunder and will not contain any obscene or defamatory matter;

       (x) Developer's policies and practices with respect to the development and/or testing of the Licensed Products (or portions thereof) and/or Executable Software incorporated therein shall in no manner reflect adversely upon the name, reputation or goodwill of SCEA;

       (xi) Developer has the technical expertise and resources to fulfill its obligations under this Agreement; and

       (xii) Developer   shall  make  no  false,   misleading  or   inconsistent
representations or claims with respect to any Licensed Products, the Player or SCEA.

       10.   Indemnities; Limited Liability.

       10.1 Indemnification by SCEA. SCEA shall indemnify and hold Developer harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim which result from or are in connection with a breach of any of the representations or wan-antics provided by SCEA herein; provided, however, that Developer shall give prompt written notice to SCEA of the assertion of any such claim, and provided, further, that SCEA shall have the right to select counsel and control the defense and/or settlement thereof, subject to the right of Developer to participate in any such action or proceeding at its own expense with counsel of its own choosing. SCEA shall have the exclusive right, at its discretion, to commence and prosecute at its own expense any lawsuit or to take such other action with respect to such matters as shall be deemed appropriate by SCEA. Developer agrees to provide SCEA, at no expense to Developer, reasonable assistance and cooperation concerning any such matter, and Developer shall not agree to the settlement of any such claim, action or proceeding without SCEA's prior written consent.

       10.2 Indemnification by Developer. Developer shall indemnify and hold SCEA harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim, which result from or are in connection with (i) a breach of any of the representations or warranties provided by Developer herein, including without limitation claims resulting from Developer's failure to timely pay any withholding taxes or other assessments as set forth in Section 3.1 hereto or any breach of Developer's confidentiality obligations as set forth in Section 13 hereto; or (ii) any claim of infringement or alleged infringement of any third party's Intellectual Property Rights with respect to the Licensed Developer Software; or (iii) any claims of or in connection with any personal or bodily injury (including death) or property damage, by whomsoever such claim is made, arising out of, in whole or in part, the development and/or testing of the Licensed Products (or portions thereof) or any use of any of the Development Tools hereunder, unless due directly to the breach of SCEA in performing any of the specific duties and/or providing any of the specific services required of it hereunder; provided, however, that SCEA shall give prompt written notice to Developer of the assertion of any such claim, and provided, further, that Developer shall have the right to select counsel and control the defense and/or settlement thereof, subject to the right of SCEA to participate in any such action or proceeding at its own expense with counsel of its own choosing. Developer shall have the exclusive right, at its discretion, to commence and/or prosecute at its own expense any lawsuit or to take such other action with respect to such matter as shall be deemed appropriate by Developer. SCEA shall retain the right to approve any settlement. SCEA shall provide Developer, at no expense to SCEA, reasonable assistance and cooperation concerning any such matter, and SCEA shall not agree to the settlement of any such claim, action or proceeding without Developer's prior written consent. If in the reasonable judgment of SCEA, Developer is financially unable to conduct a reasonable defense of any such action, then SCEA may undertake complete control of such action upon notice to Developer, while reserving SCEA's right to obtain full restitution of all of its fees and costs, including reasonable attorneys' fees and experts' fees, under this Section from Developer.

       10.3  Limitation of Liability.

       10.3.1 Limitation of SCEA's Liability. IN NO EVENT SHALL SCEA OR ITS AFFILIATES OR OTHER COMPANIES AFFILIATED WITH SCEA AND ITS AFFILIATES,
SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR PROSPECTIVE PROFITS, OR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT BY SCEA, THE USE OF THE LICENSED PRODUCTS AND/OR EXECUTABLE SOFTWARE INCORPORATED THEREIN BY DEVELOPER, ANY LICENSED DEVELOPER, ANY LICENSED PUBLISHER OR ANY END USERS AND/OR THE USE OF OR INABILITY TO USE THE DEVELOPMENT TOOLS BY DEVELOPER, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE. SCEA SHALL NOT BE LIABLE FOR ANY INJURY, LOSS OR DAMAGE, DIRECT OR CONSEQUENTIAL, ARISING OUT OF THE USE OR INABILITY TO USE THE DEVELOPMENT TOOLS. IN NO EVENT SHALL SCEA'S LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY LIABILITY FOR DIRECT DAMAGES, AND INCLUDING WITHOUT LIMITATION ANY LIABILITY UNDER SECTION 10.1 HERETO, EXCEED THE TOTAL AMOUNT PAID BY DEVELOPER TO SCEA UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER SCEA NOR ANY AFFILIATE, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BEAR ANY RISK, OR HAVE ANY RESPONSIBILITY OR LIABILITY, OF ANY KIND TO DEVELOPER OR TO ANY THIRD PARTIES WITH RESPECT TO THE QUALITY, OPERATION AND/OR PERFORMANCE OF ANY PORTION OF THE SONY MATERIALS, THE PLAYER, ANY LICENSED PRODUCT, ANY OF THE DEVELOPMENT TOOLS OR ANY PORTION THEREOF.

       10.3.2  Limitation  of Developer's Liability. IN NO EVENT SHALL DEVELOPER
OR COMPANIES AFFILIATED WITH DEVELOPER, SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE TO SCEA FOR ANY PROSPECTIVE PROFITS, OR SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH (i) THIS AGREEMENT, (ii) THE USE IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT OF THE DEVELOPMENT TOOLS, OR (iii) THE USE OR DISTRIBUTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT OF ANY CODE PROVIDED BY SCEA, IN WHOLE OR IN PART, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE, PROVIDED THAT DEVELOPER EXPRESSLY AGREES THAT SUCH LIMITATIONS SHALL NOT APPLY TO DAMAGES RESULTING FROM DEVELOPER'S BREACH OF SECTIONS 2, 4, 6, 10.2, 11.2 OR 13 OF THIS AGREEMENT, AND PROVIDED FURTHER THAT SUCH LIMITATIONS SHALL NOT APPLY TO AMOUNTS WHICH DEVELOPER MAY BE REQUIRED TO PAY TO THIRD PARTIES UNDER SECTIONS 10.2 OR 16.9.

       10.4 Disclaimer of Warranties. NEITHER SCEA NOR ITS AFFILIATES AND SUPPLIERS MAKE, NOR DOES DEVELOPER RECEIVE, ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY REGARDING THE SONY MATERIALS, THE PLAYER OR THE DEVELOPMENT TOOLS PROVIDED HEREUNDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SCEA AND ITS AFFILIATES AND SUPPLIERS EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION, REGARDING THE SONY MATERIALS, THE PLAYER OR THE DEVELOPMENT TOOLS. ANY WARRANTY AGAINST INFRINGEMENT THAT MAY BE PROVIDED IN
SECTION 2-312(3) OF THE UNIFORM COMMERCIAL CODE AND/OR IN ANY OTHER COMPARABLE STATUTE IS EXPRESSLY DISCLAIMED.

       11.   Copyright, Trademark and Trade Secret Rights.

       11.1 Developer Rights. The Licensed Developer Software and Product Proposals related thereto (exclusive of the rights licensed from SCEA hereunder) and the Intellectual Property Rights therein and any names or other designations used as titles for the Licensed Products and any other trademarks used by Developer and/or its affiliates are and shall be the exclusive property of Developer or of any third party from which Developer has been granted, or to whom Developer has granted, the license and related rights to develop and otherwise exploit any such Licensed Developer Software and related materials or any such names or other designations. SCEA shall not do or cause to be done any act or thing in any way impairing or tending to impair or dilute any of Developer's rights, title and/ or interests in or to Developer's Intellectual Property Rights.

       11.2  SCEA Rights.

       11.2.1 Licensed Trademarks. The Licensed Trademarks and the goodwill associated therewith are and shall be the exclusive property of SCEA or Affiliates of SCEA. Nothing herein shall give Developer any right, title and/or interest in or to any of the Licensed Trademarks. Developer shall not use the Licensed Trademarks without the permission of SCEA, other than, upon execution of this Agreement and subject to Section 13.2.2 hereto, to state that Developer is a "Licensed PIayStation Developer". Developer shall not do or cause to be done any act or thing in any way impairing or tending to impair or dilute any of SCEA's rights, title and/or interests in or to any of the Licensed Trademarks, nor shall Developer register any trademark in its own name or in the name of any other person or entity, or obtain rights to employ Internet domain names or addresses, which are similar to or are likely to be confused with any of the Licensed Trademarks.

       11.2.2 License of Sony Materials and Player. All rights with respect to the Sony Materials and Player, including, without limitation, all of SCEA's Intellectual Property Rights therein, are and shall be the exclusive property of SCEA or Affiliates of SCEA. Nothing herein shall give Developer any right, title or interest in or to the Sony Materials or the Player (or any portion thereof), other than the non-exclusive license during the term hereof to use the Sony Materials and Player for the development and/or testing of the Executable Software (or portions thereof) solely in accordance with the provisions of this Agreement. Developer shall not do or cause to be done any act or thing in any way impairing or tending to impair any of SCEA's rights, title and/or interests in or to the Sony Materials or the Player (or any portion thereof).

       12.   Infringement of Intellectual Property Rights By Third Parties.

       In the event that either Developer or SCEA discovers or otherwise becomes aware that any of the Intellectual Property Rights of the other have been or are being infringed upon by any third party, then the party with knowledge of such infringement or apparent infringement shall promptly notify the other party. SCEA shall have the sole right, in its discretion, to institute and prosecute lawsuits against Third Parties for such infringement of SCEA's Intellectual Property Rights. Developer shall have the right; in its discretion, to institute and prosecute lawsuits against third persons for such infringement of Developer's Intellectual Property Rights which are distinct from SCEA's Intellectual Property Rights. If Developer does not institute an infringement suit within thirty (30) days after SCEA's written request that it do so, SCEA may institute and prosecute such lawsuit. Any lawsuit shall be prosecuted solely at the cost and expense of the party bringing suit and all sums recovered in any such lawsuits, whether by judgment, settlement or otherwise, in excess of the amount of reasonable attorneys' fees and other out of pocket expenses of such suit, shall belong solely to the party bringing the suit Upon request of the party bringing the lawsuit, the other party shall execute all , testify on all matters and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit. The party bringing suit shall reimburse the other party for the reasonable expenses incurred as a result of such cooperation, but, unless authorized by other provisions of this Agreement, not costs and expenses attributable to the conduct of a cross-claim or third party action.

       13.   Confidentiality.

       13.1 Prior Nondisclosure Agreement. Developer hereby reaffirms and ratifies the Nondisclosure Agreement dated October 14, 2002 between SCEA and Developer ("Nondisclosure Agreement") which, as amended by Section 13.2 below, will remain in full force and effect with respect to the Confidential Information of SCEA throughout the term of this Agreement

       13.2   Additional  Requirements  Regarding  Confidential  Information  of
SCEA.

       13.2.1 Confidential Information of SCEA. "Confidential Information" of SCEA (as defined in the Nondisclosure Agreement and amended hereby) shall also include (i) the Sony Materials and information regarding SCEA's finances, business, marketing and technical plans, (ii) all documentation and information relating to the foregoing (other than documentation and information expressly intended for use by and released to end users or the general public), (iii) any and all other information, of whatever type and in whatever medium (including without limitation all data, ideas, discoveries, developments, know-how, trade secrets, inventions, creations and improvements), that is disclosed in writing or in any other form by SCEA to Developer, and (iv) this Agreement and the terms and conditions thereof. If at any time Developer becomes aware of any unauthorized duplication, access, use, possession or knowledge of any Confidential Information of SCEA, it shall notify SCEA as soon as reasonably practicable, and shall promptly act to recover any such information and/or prevent further breach of the confidentiality obligations herein. Developer shall take all reasonable steps requested by SCEA to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of the Confidential Information of SCEA.

       13.2.2 Confidentiality of Agreement. As provided above, the terms and conditions of this Agreement shall be treated as Confidential Information of SCEA; provided that each party may disclose the terms and conditions of this
Agreement: (i) to legal counsel; (ii) in confidence, to accountants, banks arid financing sources and their advisors; and (iii) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; and (iv) if Developer shall be required, in the opinion of counsel, to file publicly or otherwise disclose the terms of this Agreement under applicable federal and/or state securities laws, Developer shall be required to promptly notify SCEA such that SCEA has a reasonable opportunity to contest or limit the scope of such required disclosure, and Developer shall request, and shall use its best efforts to obtain, confidential treatment for such sections of this Agreement as SCEA may designate. Any failure to notify SCEA under clause (iv) of this Section
13.2.2 shall be deemed a material breach of this Agreement. Unless otherwise permitted by SCEA, both parties shall treat the fact that they have entered into this Agreement as Confidential Information of the other party until a public announcement regarding the execution of this Agreement is released by SCEA, at its sole discretion, announcing that Developer has become a licensee of SCEA.

       13.3   Requirements Regarding Confidential Information of Developer.

       13.3.1 Confidential Information of Developer. "Confidential Information of Developer" shall mean (i) the Licensed Developer Software as provided to SCEA pursuant to this Agreement and all documentation and information relating thereto, including Product Proposals (other than documentation and information expressly intended for use by and release to end users, the general public or the trade), and (ii) information relating to Developer's or its affiliates' or licensors' finances, business, marketing and technical plans, that is disclosed in writing or in any other form by Developer to SCEA.

       13.3.2 Preservation of Confidential Information of Developer. SCEA shall hold all Confidential Information of Developer in confidence, and shall take all reasonable steps necessary to preserve the confidentiality of the Confidential Information of Developer, and to prevent it from falling into the public domain or into the possession of persons other than those persons to whom disclosure is authorized hereunder, including but not limited to those steps that SCEA takes to protect the confidentiality of its own most highly confidential information. Except as may be expressly authorized by Developer in writing, SCEA shall not at any time, either before or after any termination of this Agreement, directly or indirectly: (i) disclose any Confidential Information to any person other than an SCEA employee or subcontractor who needs to know or have access to such Confidential Information for the purposes of this Agreement, and only to the extent necessary for such purposes; (ii) except as otherwise provided in this Agreement, duplicate the Confidential Information of Developer for any purpose whatsoever; (iii) use the Confidential Information for any reason or purpose other than as expressly permitted in this Agreement; or (iv) remove any copyright notice, trademark notice and/or other proprietary legend set forth on or contained within any of the Confidential Information of Developer.

       13.3.3 Obligations Upon Unauthorized Disclosure. If at any time SCEA becomes aware of any unauthorized duplication, access, use, possession or knowledge of any Confidential Information of Developer, it shall notify Developer as soon as is reasonably practicable. SCEA shall provide any and all reasonable assistance to Developer to protect Developer's proprietary rights in any Confidential Information of Developer that it or its employees or permitted subcontractors may have directly or indirectly disclosed or made available and that may be duplicated, accessed, used, possessed or known in a manner or for a purpose not expressly authorized by this Agreement including but not limited to enforcement of confidentiality agreements, commencement and prosecution in good faith (alone or with the disclosing party) of legal action, and reimbursement for all reasonable attorneys' fees, costs and expenses incurred by Developer to protect its proprietary rights in the Confidential Information of Developer. SCEA shall take all reasonable steps requested by Developer to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of the Confidential Information of Developer.

       13.3.4 Exceptions. The foregoing restrictions will not apply to information that could be deemed to be Confidential Information of Developer to the extent that such information: (i) was known to SCEA at the time of disclosure to it; (ii) becomes part of information in the public domain through no fault of SCEA; (iii) has been rightfully received from a third party authorized by Developer to make such disclosure without restriction; (iv) has been approved for release by prior written authorization of Developer, or (v) has been disclosed by court order or as otherwise required by law (including without limitation to the extent that disclosure may be required under Federal or state securities laws), provided that SCEA has notified the disclosing party immediately upon learning of the possibility of any such court order or legal requirement and has given Developer a reasonable opportunity to contest or limit the scope of such required disclosure.

       14.   Term and Termination.

       14.1 Effective Date: Term. This Agreement shall not be binding upon the parties until it has been signed by or on behalf of each party, in which event it shall be effective as of the date first written above (the "Effective Date"). Unless sooner terminated in accordance with the provisions hereof, the term of this Agreement shall be for four (4) years from the Effective Date.

       14.2  Termination  by SCEA.  SCEA shall have the right to terminate  this
Agreement  immediately,   by  providing  written  notice  of  such  election  to
Developer, upon the occurrence of any of the following events or circumstances:

       (i) If Developer breaches (A) any of its material obligations provided for in this Agreement (including but not limited to Developer's failure to pay any amounts due hereunder), which materiality shall be determined by SCEA in its sole discretion; (B) some of its obligations provided for in this Agreement, the combined effect of which has a material effect hereunder, or (C) any other agreement entered into between SCEA or Affiliates of SCEA and Developer. In the event of each such breach, Developer shall have an opportunity to correct or cure such breach within thirty (30) days after receipt of written notice of such breach by SCEA, provided that, if after such thirty (30) day period, such breach is not corrected or cured to SCEA's satisfaction, this Agreement shall be terminated.

       (ii) If in SCEA's reasonable judgment, the laws or enforcement of the laws of the country or countries in which the Developer or Developer's sole Development Site is located do not protect SCEA's Intellectual Property Rights.

       (iii) Developer's statement that it is unable to pay any amount due hereunder, or is unable to pay its debts generally as they shall become due.

       (iv) Developer's filing of an application for, or consenting to, or directing the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or substantially all of Developer's property, whether tangible or intangible, wherever located.

       (v) The making by Developer of a general assignment for the benefit of creditors.

       (vi) The commencing by Developer or Developer's intention to commence a voluntary case under any applicable bankruptcy laws (as now or hereafter may be in effect).

       (vii) Developer is bankrupt or insolvent.

       (viii) The filing by Developer or the intent to file by Developer of a petition seeking to take advantage of any other taw providing for the relief of debtors.

       (ix) Developer's acquiescence to, intention to acquiesce to, or failure to have dismissed within ninety (90) days, any petition filed against it in any involuntary case under any such bankruptcy law.

       (x) The liquidation or dissolution of Developer, or a statement of intent by Developer to no longer exercise any of the rights granted by SCEA to Developer hereunder.

       (xi)  If during the term of this  Agreement  a  controlling  interest  in
Developer or a controlling interest in an entity which has, directly or indirectly, a controlling interest in Developer is transferred to a party that
(A) is in breach of any agreement with SCEA or an Affiliate of SCEA, and such agreement has been terminated as a result of such breach; (B) directly or indirectly holds or acquires an interest in a third party which develops any interactive hardware device or product which is directly or indirectly competitive with the Player; (C) is in litigation with SCEA or Affiliates of SCEA concerning any proprietary technology, trade secrets or other Intellectual Property Rights or Confidential Information of SCEA. As used in this Section 14.2, "controlling interest" means, with respect to any form of entity, sufficient power, whether by holding shares of stock, management power, voting power or power conferred on such person by the Certificate of Incorporation, Bylaws, Partnership Agreement or other documents regulating the form and powers of such entity, to control the decisions of such entity.

       (xii) If during the term of this Agreement Developer, or an entity that has, directly or indirectly, a controlling interest in Developer, enters into a business relationship with a third party with whom Developer materially contributes to develop core components to an interactive hardware device or product which is directly or indirectly competitive with the Player.

       Developer shall be obligated to immediately notify SCEA in the event that any of the events or circumstances specified in subsections (ii) - (xii) occur, and any failure to so notify SCEA shall constitute a material breach with no opportunity to cure such breach.

       14.3 Product-by-Product Termination by SCEA. In addition to the events of termination described in Section 14.2 above, SCEA, at its option, shall be entitled to terminate, on a product-by-product basis, the licenses and related rights herein granted to Developer in the event that (a) Developer fails to notify SCEA promptly in writing of any material change to any materials previously approved by SCEA in accordance with Section 5 hereto, and such breach is not corrected or cured prior to the earlier of (i) thirty (30) days after receipt of written notice of such breach or (ii) commercial release of the product; or (b) Developer fails to comply with the requirements of Section 4.4 in connection with the development of any Licensed Product; or (c) any third party with whom Developer has contracted pursuant to the provisions of Section
4.4 hereto breaches any of its material obligations to SCEA pursuant to its agreement with SCEA with respect to such Licensed Product; or (d) Developer or Developer's Licensed Publisher cancels a Licensed Product or fails to provide SCEA in accordance with the provisions of Section 5.2 and 5.3, above, with the final version of the Executable Software for any Licensed Product within three
(3) months of the scheduled release date according to the Product Proposal, or fails to provide work in progress to SCEA in accordance with the Review Process in Section 5.3; or (e) Developer fails to select a Licensed Publisher for any Licensed Products and the final version of Executable Software for such Licensed Product is not provided to SCEA within three (3) months of the scheduled release date, according to the Product Proposal.

       14.4 Option of SCEA in Lieu of Termination. As an alternative to terminating this Agreement or a particular Licensed Product as set forth in Sections 14.2 and 14.3 above, SCEA may, at its option, require Developer to pay liquidated damages of up to Ten Thousand Dollars ($10,000) per incident (as defined in the sole discretion of SCEA) for the following material breaches of
Developer:   providing   Development   Tools,  Sony  Materials  or  Confidential
Information of SCEA to an unlicensed developer or other third party; improper use of any Licensed Trademarks; and failure to provide SCEA with inventory reports in accordance with Section 7.4 or to otherwise account for the whereabouts of Development Tools. Such liquidated damages shall be required in SCEA's sole discretion depending on the circumstances, including the extent and type of injury flowing from the breach, and SCEA's expectations for future performance of Developer. In the event that SCEA selects this option, Developer shall be entitled to terminate this Agreement upon written notice to SCEA rather than paying the liquidated damages hereunder. Election of this option by SCEA shall not constitute a waiver of any of SCEA's rights under this Agreement with respect to any other incidents and SCEA shall have the right to terminate this Agreement with respect to any other material breach.

       14.5 Payments Nonrefundable. In the event of the termination of this Agreement in accordance with any of the provisions of Sections 14.2 through 14.4, above, no portion of any payments of any kind whatsoever previously provided to SCEA hereunder shall be owed or be repayable to Developer.

       15.   Effect of Expiration or Termination.

       15.1 Reversion of Rights. Upon expiration or termination, all rights herein granted by SCEA to Developer shall immediately revert to SCEA, and Developer shall cease and desist from any further use of the Development Tools, Confidential Information, other Sony Materials, Licensed Trademarks and any intellectual Property Rights therein, and Developer shall have no further right to continue the development and/or testing of any Executable Software.

       15.2 Return of Development Tools. Upon the expiration or earlier termination of this Agreement, Developer shall immediately deliver to SCEA, or if and to the extent requested by SCEA destroy, all Development Tools, other Sony Materials and any and all copies thereof. Within five (5) working days after any such destruction, Developer shall provide SCEA with an itemized statement certified to be accurate by an officer of Developer, indicting the number of copies and/or units of the Development Tools and other Sony Materials which have been destroyed, the location and date of such destruction and the disposition of the remains of such destroyed materials. In the event that Developer fails to return the Development Tools and SCEA must resort to legal means (including without limitation any use of attorneys) to recover the Development Tools or the replacement value thereof, all costs, including SCEA's reasonable attorneys' fees, shall be borne by Developer, and SCEA may, in addition to SCEA's other remedies, withhold such amounts from any payment otherwise due from SCEA to Developer.

       15.3 Return of Confidential Information. Upon the expiration or earlier termination of this Agreement, Developer and SCEA shall immediately deliver to the other party, or if and to the extent requested by such party destroy, all Confidential Information of the other party, including any and all copies thereof, which the other party previously furnished to it in furtherance of this Agreement, including, without limitation, any such information, knowledge or know-how of which either party, as the receiving party, was apprised and which was reduced to tangible or written form .by such party or in its behalf at any time during the term of this Agreement.

       15.4 Renewal or Extension of this Agreement; Termination without Prejudice. SCEA shall be under no obligation to renew or extend this Agreement notwithstanding any actions taken by either of the parties prior to the expiration of this Agreement. Upon the expiration of this Agreement, neither party shall be liable to the other for any damages (whether direct, consequential or incidental, and including, without limitation, any expenditures, loss of profits or prospective profits) sustained or arising out of or alleged to have been sustained or to have arisen out of such expiration. However, the expiration of this Agreement sham not excuse either party from its previous breach of any of the provisions of this Agreement or from any obligations surviving the expiration of this Agreement, and full legal and equitable remedies shall remain available for any breach or threatened breach of this Agreement or any obligations arising therefrom. The expiration or termination of this Agreement shall be without prejudice to any rights or remedies which one party may otherwise have against the other party.

       16.   Miscellaneous Provisions.

       16.1 Notices. All notices or other communications required or desired to be sent to either of the parties shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or sent by recognized international courier service (e.g., Federal Express, DHL, etc.), telex, telegram or facsimile transmission, with charges prepaid. The address for all notices or other communications required to be sent to SCEA or Developer, respectively, shall be the mailing address stated in the preamble hereof, or such other address as may be provided by written notice from one party to the other on at least ten (10) days' prior written notice. Any such notice shall be effective upon the date of receipt, as confirmed by the sending party.

       16.2 Force Majeure. Neither SCEA nor Developer shall be liable for any loss or damage or be deemed to be in breach of this Agreement if its failure to perform or failure to cure any of its obligations under this Agreement results from any event or circumstance beyond its reasonable control, including, without limitation, any natural disaster, fire, flood, earthquake or other Act of God; shortage of equipment, materials, supplies or transportation facilities; strike or other industrial dispute; war or rebellion; shutdown or delay in power, telephone or other essential service due to the failure of computer or communications equipment or otherwise; or compliance with any law, regulation or order (whether valid or invalid) of any governmental body, other than an order, requirement or instruction arising out of Developer's violation of any applicable law or regulation; provided, however, that the party interfered with gives the other party written notice thereof promptly, and, in any event, within fifteen (15) business days of discovery of any such Force Majeure condition. If notice of the existence of any Force Majeure condition is provided within such period, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure event or circumstance described in such notice, except that any such cause shall not excuse the payment of any sutras owed to SCEA prior to, during or after any such Force Majeure condition. In the event that the Force Majeure condition continues for more than one hundred and twenty (120) days, SCEA may terminate this Agreement for cause by providing written notice to Developer to such effect.

       16.3 No Partnership or Joint Venture. The relationship between SCEA and Developer, respectively, is that of licensor aril licensee. Both parties are independent contractors and are not the legal representative, agent, joint venturer, partner or employee of the other party for any purpose whatsoever. Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

       16.4 Assignment. SCEA has entered into this Agreement based upon the particular reputation, capabilities and experience of Developer and its officers, directors and employees. Accordingly, Developer may not assign this Agreement or any of its rights hereunder, nor delegate or otherwise transfer any of its obligations hereunder, to any third party unless the prior written consent of SCEA shall first be obtained. This Agreement shall not be assigned in contravention of Section 14.2(xi). Any attempted or purported assignment, delegation or other such transfer, directly or indirectly, without the required consent of SCEA shall be void and a material breach of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of the parties and their respective successors (other than under the conditions set forth in Section 14.2(xi)) and permitted assigns. SCEA shall have the right to assign any and all of its rights and obligations hereunder to any affiliate(s).

       16.5 Subcontractors. Developer shall not sell, assign, delegate, subcontract, sublicense or otherwise transfer or encumber all or any portion of the licenses herein granted; provided, however, that Developer may retain those subcontractor(s) to assist with the development and/or testing of Licensed Products (or portions thereof) which (i) have signed a Nondisclosure Agreement and a Developer Agreement with SCEA (the "PIayStation Agreements") in full force and effect throughout the term of such development or (ii) have signed an SCEA-approved subcontractor agreement between Developer and such subcontractor, which subcontractor agreement shall contain substantially identical terms to the Nondisclosure Agreement, the confidentiality provisions of this Agreement and
Section 7 of this Agreement ("Subcontractor Agreement"). Such Subcontractor Agreement shall provide that SCEA is a third party beneficiary of such Subcontractor Agreement and has the full right to bring any actions against such subcontractors to comply in all respects with the terms and conditions of this Agreement. Developer agrees to provide a copy of any such Subcontractor Agreement to SCEA prior to and following execution thereof. Developer shall not disclose to any subcontractor any Confidential Information of SCEA (as defined herein and in the Nondisclosure Agreement), including, without limitation, any Development Tools or other Sony Materials, or allow any usage of the Development Tools by any such subcontractors) unless and until either the PlayStation Agreements or a Subcontractor Agreement have been executed. Notwithstanding any consent which may be granted by SCEA for Developer to employ any such permitted subcontractor(s), or any such separate agreement(s) that may be entered into by Developer with any such permitted subcontractor, Developer shall remain fully liable for its compliance with all of the provisions of this Agreement and for the compliance of any and all permitted subcontractors with the provisions of any agreements entered into by such subcontractors in accordance with this
Section 16.5. Developer shall use its best efforts to cause its subcontractors employed hereby to comply in all respects with the terms and conditions of this Agreement, and hereby unconditionally guarantees all obligations of its subcontractors.

       16.6 Compliance with Applicable Laws. The parties shall at all times comply with all applicable regulations and orders of their respective countries and all conventions and treaties to which their countries are a party or relating to or in any way affecting this Agreement and the performance by the parties of this Agreement Each party, at its own expense, shall negotiate and obtain any approval, license or permit required in the performance of its obligations, and shall declare, record or take such steps to render this Agreement binding, including, without limitation, the recording of this Agreement with any appropriate governmental authorities (if required).

       16.7 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, excluding that body of law related to choice of laws, and of the United States of America. Any action or proceeding brought to enforce the terms of this Agreement or to adjudicate any dispute arising hereunder shall be brought in the courts of the County of San Mateo, State of California (if under State law) or the Northern District of California (if under Federal law or pursuant to diversity jurisdiction). Each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of any such action and agrees that any service of process may be effected by delivery of the summons in the manner provided in the delivery of notices set forth in Section
16.1 above.  In addition,  each party hereby waives the right to a jury trial in

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any action or  proceeding  brought to enforce the terms of this  Agreement or to adjudicate any dispute arising hereunder.

       16.8 Legal Costs and Expenses. in the event it is necessary for either party to retain the services of an attorney or attorneys to enforce the terms of this Agreement or to file or defend any action arising out of this Agreement, then the prevailing party in any such action shall be entitled, in addition to any other rights and remedies available to it at law or in equity to recover from the other party its treasonable fees for attorneys and expert witnesses, plus such court costs and expenses as may be fixed by any court of competent jurisdiction. The term "prevailing party" for the purposes of this Section shall include a defendant who has by motion, judgment, verdict or dismissal by the court, successfully defended against any claim that has been asserted against it.

       16.9 Remedies. Unless expressly set forth to the contrary, either party's election of any remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equity, and all such remedies shall be deemed to be cumulative. Any breach of Sections 2, 4, 7, 11, and 13 of this Agreement would cause irreparable harm to SCEA, the extent of which would be difficult to ascertain. Accordingly, Developer agrees that, in addition to any other remedies to which SCEA may be entitled, in the event of a breach by Developer or any of its employees or permitted subcontractors of any such Sections of this Agreement, SCEA shall be entitled to the immediate issuance without bond of ex parte injunctive relief enjoining any breach or threatened breach of any or all of such provisions. In addition, Developer shall indemnify SCEA hereto for all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and al! reasonable related costs) which SCEA may sustain or incur as a result of such breach.

       16.10 Severability. In the event that any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and retrain in effect according to its stated terms and conditions.

       16.11 Sections Surviving Expiration or Termination. The following sections shall survive the expiration or earlier termination of this Agreement for any reason- 4, 5.4, 9, 10, 1I, 13, 14.5, 15, 16.4, 16.5,16.6, 16.7,
16.8,16.9, and 16.10.

       16.12 Waiver. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.

       16.13 Modification. No modification of any provision of this Agreement shall be effective unless in writing and signed by both of the parties.

       16.14 Headings. The section headings used in this Agreement are intended primarily for reference and shall not by themselves determine the construction or interpretation of this Agreement or any portion hereof.

       16.15 Integration. This Agreement (together with the Exhibits attached hereto) constitutes the entire agreement between SCEA and Developer and supersedes all prior or contemporaneous agreements, proposals, understandings and communications between SCEA and Developer, whether oral or written, with respect to the subject matter hereof-, provided, however, that notwithstanding anything to the contrary in the foregoing, the Nondisclosure Agreement referred to in Section 13 hereto shall remain in full force and effect.

       16.16 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

       16.17 Construction.   This  Agreement  shall  be  fairly  interpreted  in
accordance with its terms and without any strict construction in favor of or against either of the parties.

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       IN WITNESS  WHEREOF,  the parties  have caused this  Agreement to be duly executed as of the day and year first written above.



By:                                          By:
   --------------------------------             --------------------------------
Print Name:                                  Print Name:
             ----------------------                      -----------------------
Title:                                       Title:
             ----------------------                      -----------------------
Date:                                        Date:
             ----------------------                      -----------------------

NOT AN AGREEMENT UNTIL EXECUTED BY BOTH PARTIES

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